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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this registration statement of ADDvantage Media Group, Inc. on Form S-3 of our report dated March 10, 1997, on our audits of the consolidated financial statements and financial statement schedules of ADDvantage Media Group, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, which report is included in the Company's Annual Report on Form 10-KSB.


                                        /s/ TULLIUS TAYLOR SARTAIN & SARTAIN
                                        ------------------------------------
                                            TULLIUS TAYLOR SARTAIN & SARTAIN




Tulsa, Oklahoma
May 9, 1997